     FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2000


                                                      REGISTRATION NO. 333-40758
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             BEYOND.COM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 7375                                94-3212136
     (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                            3200 PATRICK HENRY DRIVE
                            SANTA CLARA, CALIFORNIA
                                 (408) 855-3000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                RONALD S. SMITH
                            CHIEF EXECUTIVE OFFICER
                             BEYOND.COM CORPORATION
                            3200 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                                 (408) 855-3000

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

               RICHARD SCUDELLARI, ESQ.                                    ABIGAIL ARMS, ESQ.
                JUSTIN L. BASTIAN, ESQ.                                    SHEARMAN & STERLING
                MICHAEL P. ASHKAR, ESQ.                               801 PENNSYLVANIA AVENUE, N.W.
                MORRISON & FOERSTER LLP                                  WASHINGTON, D.C. 20004
                  755 PAGE MILL ROAD                                         (202) 508-8000
              PALO ALTO, CALIFORNIA 94304
                    (650) 813-5600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------

    If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------

    If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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


     The Registrant hereby amends the disclosure contained in Part II, Item 21 of the Registrant's Registration Statement on Form S-4, as amended, (File No. 333-40758) filed with the Securities Exchange Commission on August 25, 2000 and to add information in Part II, Item 21. The complete text of such item, as amended, follows.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits: The Exhibit Index attached hereto is hereby incorporated to this item by reference thereto.

     (b) FINANCIAL STATEMENT SCHEDULES

                             BEYOND.COM CORPORATION

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                          BALANCE AT   CHARGED TO   BALANCE AT
                                                          BEGINNING    COSTS AND    DEDUCTION/   END OF
                      DESCRIPTION                         OF PERIOD     EXPENSES     WRITEOFF    PERIOD
                      -----------                         ----------   ----------   ----------   -------
Year ended December 31, 1997
  Accounts receivable allowances........................     $ 65         $240        $ (30)      $275
  Allowance for sales returns...........................       --           --           --         --
Period ended December 31, 1998
  Accounts receivable allowances........................      275          332          (31)       576
  Allowance for sales returns...........................       --          462         (160)       302
Period ended December 31, 1999
  Accounts receivable allowances........................      576          634         (809)       401
  Allowance for sales returns...........................      302          310          (21)       591

     All other schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on September 6, 2000.


                                          Beyond.com Corporation

                                          By:      /s/ RONALD S. SMITH
                                            ------------------------------------
                                                      Ronald S. Smith
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

              By: /s/ RONALD S. SMITH                Director, President and Chief    September 6, 2000
  ----------------------------------------------       Executive Officer
                  Ronald S. Smith                      (Principal Executive
                                                       Officer)

              By: /s/ CURTIS A. CLUFF                Senior Vice President and        September 6, 2000
  ----------------------------------------------       Chief Financial Officer
                  Curtis A. Cluff                      (Principal Accounting
                                                       Officer)

           By: /s/ WILLIAM S. MCKIERNAN                                               September 6, 2000
  ----------------------------------------------     Chairman of the Board of
               William S. McKiernan                    Directors

              By: /s/ MARK W. BAILEY*                                                 September 6, 2000
  ----------------------------------------------
                  Mark W. Bailey                     Director

            By: /s/ RICHARD SCUDELLARI*                                               September 6, 2000
  ----------------------------------------------
                Richard Scudellari                   Director

           *By: /s/ WILLIAM S. MCKIERNAN
  ----------------------------------------------
               William S. McKiernan
                 Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  2.1     Form of Dealer Manager Agreement.
  3.1     Certificate of Incorporation, as amended (Incorporated by
          reference from Beyond.com's Current Report on Form 8-K filed with the Commission on December 31, 1998, as amended.)
  3.2     Bylaws of the Registrant (Incorporated by reference from
          Beyond.com's Registration Statement on Form S-1 (Reg. No.
          333-51121), as amended, filed with the Commission on June
          17, 1998.)
  4.1**   Form of exchange note indenture between the Registrant and
          LaSalle National Bank as exchange note trustee.
  4.3     Form of existing note indenture dated as of November 23,
          1998, by and between the Registrant and LaSalle National
          Bank (Incorporated by reference from Beyond.com's
          Registration Statement on Form S-1 (Reg. No. 333-74545)
          filed with the Commission on March 23, 1999.)
  4.6**   Form of Exchange Note (included in Exhibit 4.1)
  5.1**   Opinion of Morrison & Foerster LLP
 10.1     Internet Commerce Services Agreement by and between the
          Registrant and CyberSource Corporation (Incorporated by
          reference from Beyond.com's Registration Statement on Form
          S-3/ A (Reg. No. 333-39024) filed with the SEC on August 3,
          2000.)
 10.2     Co-hosting Agreement by and between the Registrant and
          Network Associates, Inc. (Incorporated by reference from
          Beyond.com's Quarterly Report on Form 10-Q/A filed with the
          SEC on August 3, 2000)
 10.3     Web Site Service Agreement by and between the Registrant and
          Network Associates, Inc. (Incorporated by reference from
          Beyond.com's Quarterly Report on Form 10-Q/A filed with the
          SEC on August 3, 2000)
 10.4     Electronic Services Distribution Agreement by and between
          the Registrant and McAfee Software, Inc. (Incorporated by
          reference from Beyond.com's Quarterly Report on Form 10-Q/A filed with the SEC on August 3, 2000)
 12.1**   Statement regarding computation of ratios of earnings to
          fixed charges
 23.1**   Consent of Ernst & Young LLP, independent auditors
 23.2**   Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
 24.1**   Power of Attorney
 25.1     Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of LaSalle National Bank
          Association
 99.1**   Form of Letter of Transmittal
 99.2**   Form of Notice of Guaranteed Delivery
 99.3**   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and other Nominees
 99.4**   Form of Letter to clients
 99.5**   Press Release Issued July 3, 2000


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** Previously filed as an exhibit to this Registration Statement.